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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material under §240.14a-12

ONCOSEC MEDICAL INCORPORATED
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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 ONCOSEC MEDICAL INCORPORATED

To the Stockholders of OncoSec Medical Incorporated:

        Notice is hereby given that OncoSec Medical Incorporated, a Nevada corporation, will be holding its Annual Meeting of Stockholders on April 15, 2013, at 9:00 a.m., local time, at the company's executive offices located at 4690 Executive Drive, Suite 250, San Diego, California 92121. You are cordially invited to attend. The Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

        Whether or not you attend the Annual Meeting personally, it is important that your shares be represented and voted at the meeting. We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of our proxy materials, which include the Notice of Annual Meeting, our Proxy Statement, our 2012 Annual Report and a proxy card or voting instruction form. The Notice contains instructions on how to access those documents on the internet and how to cast your vote via the internet. The Notice also contains instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive the Notice will receive a paper copy of the proxy materials by mail. If you receive a paper copy of our proxy materials, you can cast your vote by completing the enclosed proxy card and returning it in the postage-prepaid envelope provided, or by utilizing the telephone or internet voting systems.

        The Board of Directors and management look forward to seeing you at the Annual Meeting.

Sincerely,
/s/ PUNIT DHILLON Punit Dhillon President and Chief Executive Officer

March 5, 2013

ONCOSEC MEDICAL INCORPORATED

4690 Executive Drive, Suite 250
San Diego, California 92121
(855) 662-6732

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of OncoSec Medical Incorporated.:

        The 2013 Annual Meeting of Stockholders of OncoSec Medical Incorporated (the "Company," "OncoSec," "we" or "our") will be held on April 15, 2013 at 9:00 a.m., Pacific Time, at our principal executive offices at 4690 Executive Drive, Suite 250, San Diego, California 92121, for the following purposes, which are further described in the accompanying proxy statement:

  (1)
  to elect four directors to our Board of Directors to serve for a term of one year or until their successors are duly elected and qualified;

  (2)
  to ratify the appointment of Mayer Hoffman McCann P.C. as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2013;

  (3)
  to approve an amendment to the Company's 2011 Stock Incentive Plan (the "Plan") to authorize the issuance of an additional 3,800,000 shares of common stock under the Plan;

  (4)
  to approve, on an advisory basis, the compensation of our named executive officers;

  (5)
  to vote, on an advisory basis, on the frequency of holding an advisory vote on the compensation of our named executive officers;

  (6)
  to transact other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The Board of Directors recommends a vote "FOR" each of the nominees, "FOR" proposals (2) through (4) and for a THREE YEAR frequency with respect to proposal (5).

        Only stockholders of record at the close of business on February 22, 2013 are entitled to receive notice of and to vote at the Annual Meeting.

        To obtain directions to attend the Annual Meeting, please call Investors Relations at (855) 662-6732 ext 520. Our Notice of Annual Meeting of Stockholders, Proxy Statement and 2012 Annual Report are available to stockholders at: www.proxyvote.com.

By order of the Board of Directors,
/s/ PUNIT DHILLON Punit Dhillon President and Chief Executive Officer

San Diego, California
March 5, 2013

ONCOSEC MEDICAL INCORPORATED

PROXY STATEMENT

GENERAL INFORMATION

        We are sending you this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at the 2013 Annual Meeting of Stockholders of OncoSec Medical Incorporated, a Nevada corporation (the "Company," "OncoSec," "we" or "our"), which we will hold on April 15, 2013 at 9:00 a.m., Pacific Time, at our principal executive offices at 4690 Executive Drive, Suite 250, San Diego, California 92121.

        As permitted by the Securities and Exchange Commission ("SEC"), we are providing most stockholders with access to our proxy materials over the internet rather than in paper form. Accordingly, on or about March 6, 2013, we will mail a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access the proxy materials over the internet to most of our stockholders. We will mail printed copies of the full set of proxy materials to the rest of our stockholders. If you receive the Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you follow the instructions contained on the Notice for requesting such materials. The Notice instructs you on how to access and review all of the important information contained in our Proxy Statement and our 2012 Annual Report to Stockholders over the internet. The Notice also instructs you on how to submit your proxy via the internet.

        Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to Be Held on April 15, 2013

        The Notice of Annual Meeting of Stockholders, Proxy Statement and 2012 Annual Report are available to stockholders at: www.proxyvote.com. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Voting Information

        The presence, in person or by a proxy relating to any matter to be acted upon at the Annual Meeting, of the holders of a majority of the outstanding shares of common stock will constitute a quorum for purposes of the Annual Meeting. Abstentions, broker non-votes, and shares as to which authority to vote on any proposal is withheld, are each included in the determination of the number of shares present at the Annual Meeting for purposes of obtaining a quorum.

        Under our Bylaws ("Bylaws"), when a quorum is present at any meeting, directors are elected by a plurality of the votes cast by the stockholders entitled to vote in the election of directors. Under our Bylaws, the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on the subject matter is necessary for the approval of the other proposals set forth in this Proxy Statement, as explained under each proposal. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. A "broker non-vote" occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Under applicable rules, brokers or other nominees have discretionary voting power with respect to matters that are considered routine, but not with respect to non-routine matters. Proposal No. 1 (the election of directors), Proposal No. 3 (amendment of our 2012 Stock Incentive Plan), Proposal No. 4 (advisory vote on named executive officer compensation) and Proposal No. 5 (advisory vote on the frequency of holding an advisory vote on named executive officer compensation) are considered non-routine matters. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on these proposals. Proposal No. 2 (ratification of independent registered public accounting firm) is considered a routine matter. Broker non-votes are not expected to result from the vote on Proposal No. 2.

        If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting there under will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is postponed or adjourned, a stockholder's proxy may remain valid and may be voted at the postponed or adjourned meeting. A stockholder will still be able to revoke the stockholder's proxy until it is voted. As of the date of this Proxy Statement, the Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented at the Annual Meeting.

Who Can Vote; Outstanding Shares

        The record date for the Annual Meeting is February 22, 2013. All holders of record of our common stock on the record date are entitled to notice of and to vote at the Annual Meeting and any meetings held upon any adjournment or postponement thereof. As of the record date, there were 117,859,000 shares of our common stock outstanding, each entitled to one vote.

Voting of Proxies

        You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. If you are the record holder of your stock, you may vote by submitting your proxy via the internet, by telephone or through the mail. To vote via the internet, follow the instructions on the Notice or go to the internet address stated on your proxy card. To vote by telephone, call the number on your proxy card. If you receive only the Notice, you may follow the procedures outlined in the Notice to vote via the internet or request a proxy card.

        As an alternative to voting by telephone or via the internet, you may vote by mail. If you receive only the Notice, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail. If you receive a paper copy of the proxy materials and wish to vote by mail, simply mark your proxy card, date and sign it and return it in the postage-prepaid envelope. If you do not have the postage-prepaid envelope, please mail your completed proxy card to the following address: OncoSec Medical Incorporated, c/o Proxy Services, PO Box 9111, Farmingdale, NY 11735-9543.

        If you hold your shares of common stock in street name you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions via the internet and may also permit you to submit your voting instructions by telephone. In addition, you may request paper copies of our Proxy Statement and proxy card by following the instructions on the notice provided by your broker, bank or other nominee.

        The internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on April 14, 2013, the day before the Annual Meeting. Stockholders who submit a proxy via the internet should be aware that they may incur costs to access the internet, such as usage charges from telephone companies or internet service providers and that these costs must be borne by such stockholders. Stockholders who submit a proxy via the internet or by telephone need not return a proxy card or the form forwarded by your broker, bank or other nominee by mail.

        YOUR VOTE IS VERY IMPORTANT.    You should submit your proxy even if you plan to attend the Annual Meeting. If you properly give your proxy and submit it to us in time to vote, the individuals named as your proxy holders will vote your shares as you have directed.

        All shares entitled to vote and represented by properly submitted proxies (including those submitted via the internet, by telephone and by mail) received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a proxy, your shares will be voted by the proxy holders named in the enclosed proxy according to the recommendation of our board:

        Unless you instruct otherwise in the proxy, any proxy that is not revoked will be voted at the Annual Meeting in accordance with the recommendations of our Board of Directors:

  •
  FOR each nominee to our Board of Directors;

  •
  FOR ratification of the appointment of Mayer Hoffman McCann P.C., as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2013;

  •
  FOR the amendment of the OncoSec Medical Incorporation 2011 Stock Incentive Plan;

  •
  FOR the approval, on an advisory basis, of the compensation paid to our named executive officers; and

  •
  for the approval, on an advisory basis, of a THREE YEAR advisory vote on the compensation of our named executive officers.

        In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment of the Annual Meeting. As of the date of this Proxy Statement, our board does not know of any other items of business that will be presented for consideration at the annual meeting other than those described in this Proxy Statement.

Voting in Person

        If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from your broker, bank or other nominee. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.

How You May Revoke or Change Your Vote

        As a stockholder of record, you have the power to revoke your proxy at any time before it is voted. A proxy may be revoked by a stockholder of record by:

  •
  delivering a written notice of revocation to our Secretary at or before the Annual Meeting;

  •
  presenting to our Secretary, at or before the Annual Meeting, a later dated proxy executed by the person who executed the prior proxy;

  •
  submitting another proxy by telephone or via the internet (your latest telephone or internet voting instructions are followed); or

  •
  attending the Annual Meeting and voting in person.

        Attendance at the Annual Meeting will not, by itself, revoke a proxy. Any written notice of revocation or delivery of a subsequent proxy by a stockholder of record may be sent to OncoSec Medical Incorporated, 4690 Executive Drive, Suite 250, San Diego, California 92121, or hand delivered to our Secretary at or before the voting at the Annual Meeting.

        If you hold your shares through a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. If you wish to vote in person, you must obtain a legal proxy issued to you by your broker, bank or other nominee.

Proxy Solicitation Costs

        We will pay for the cost of preparing, assembling, printing and mailing these proxy materials to our stockholders, as well as the cost of soliciting proxies relating to the Annual Meeting. We may request banks and brokers to solicit their customers who beneficially own our common stock listed of record in names of nominees. We will reimburse these banks and brokers for their reasonable out-of-pocket expenses regarding these solicitations. Our officers, directors and employees may supplement the original solicitation by mail of proxies by telephone, facsimile, e-mail and personal solicitation. We will pay no additional compensation to our officers, directors and employees for these activities.

Delivery of Proxy Materials to Households

        "Householding" is a program, approved by the Securities and Exchange Commission, or the SEC, which allows companies and intermediaries such as banks or brokers to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy material to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be "householding" materials to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, "householding" will not apply to your shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Board of Directors Structure.    Our Board of Directors currently consists of four members, three of whom have been determined to be independent under the rules and listing requirements of the NYSE Amex LLC Company Guide. Please see the section titled "Director Independence" below for more information. Currently, Dr. Avtar Dhillon, Dr. Anthony Maida, Dr. James DeMesa, and Punit Dhillon serve as our directors.

        No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or director nominee of the Company. None of the nominees has any family relationship with any other nominee or with any of our executive officers, except that Punit Dhillon, our Chief Executive Officer and director, is the nephew of Dr. Avtar Dhillon, our Chairman of the Board of Directors.

        Unless the proxy indicates otherwise, the persons named as proxies in the accompanying proxy have advised us that they intend to vote the shares covered by the proxies for the election of the nominees named above at the Annual Meeting. If one or more of the nominees are unable or not willing to serve, the persons named as proxies may vote for the election of the substitute nominees that our Board of Directors may propose. The accompanying proxy contains a discretionary grant of authority with respect to this matter. The persons named as proxies may not vote for a greater number of persons than the number of nominees named above.

        Nominees for Election at this Annual Meeting.    The Nomination and Corporate Governance Committee of our Board of Directors has recommended, and our Board of Directors has nominated, Dr. Avtar Dhillon, Dr. Anthony Maida, Dr. James DeMesa, and Punit Dhillon for election as our directors at the Annual Meeting. All of these individuals are currently members of our Board of

Directors. Each nominee has consented to being named in this proxy statement as a nominee and has agreed to serve as a director if elected.

Director Nominees

Name	Age	Board Committees	Positions	Board Member Since
Dr. Avtar Dhillon	51	Compensation, Finance (Chair), and Nominating and Clinical & Regulatory	Chairman of the Board	March 2011
Dr. Anthony Maida	61	Audit, Clinical & Regulatory (Chair), and Nominating	Director	June 2011
Dr. James DeMesa	54	Nominating (Chair), and Audit and Compensation	Director	February 2011
Punit Dhillon	32		President, Chief Executive Officer and Director	March 2011

        Dr. Avtar Dhillon has served as President and Chief Executive Officer of Inovio Pharmaceuticals, Inc. (formerly Inovio Biomedical Corporation) (NYSE Amex: INO) from October 2001 to June 2009, as President and Chairman of Inovio from June 2009 until October 2009, as Executive Chairman until August 2011, and as Chairman from September 2011. During his tenure at Inovio, Dr. Dhillon led the successfully turnaround of the company through a restructuring, acquisition of technology from several European and North American companies, and a merger with VGX Pharmaceuticals to develop a vertically integrated DNA vaccine development company with one of the strongest development pipelines in the industry. Dr. Dhillon led nine successful financings, raising over $136 million for Inovio and concluded several licensing deals valued at over $200 million that included global giants, Merck and Wyeth (now Pfizer). Prior to joining Inovio, Dr. Dhillon was vice president of MDS Capital Corp. (now Lumira Capital Corp.), one of North America's leading healthcare venture capital organizations. In July 1989, Dr. Dhillon started a medical clinic and subsequently practiced family medicine for over 12 years. Dr. Dhillon has been instrumental in successfully turning around struggling companies and influential as an active member in the biotech community. From March 1997 to July 1998, Dr. Dhillon was a consultant to CardiomePharma Corp. ("Cardiome"), a biotechnology company listed on the Toronto Stock Exchange and NASDAQ. While at Cardiome, Dr. Dhillon led a turnaround based on three pivotal financings, establishing a clinical development strategy, and procuring a new management team. In his role as a founder and board member of companies, Dr. Dhillon has been involved in several early stage healthcare focused companies listed on the Toronto Stock Exchange and TSX Venture Exchange, which have successfully matured through advances in their development pipeline and subsequent M&A transactions. Most recently, he was a founding board member (May 2003) of Protox Therapeutics, Inc., a publicly traded specialty pharmaceutical company. Dr. Dhillon maintained his board position until the execution of a financing of up to $35 million with Warburg Pincus in November 2010. Dr. Dhillon currently sits on the Board of Directors of BC Advantage Funds, the largest Venture Capital Corporation in British Columbia, and Stevia First Corp (OTCQB: STVF), an agricultural biotechnology company engaged in the cultivation and harvest of stevia leaf and the development of stevia products. Dr. Dhillon plays a key role on our Board of Directors because of his extensive experience with pharmaceutical and biotech companies, including based on his tenure as President and CEO of Inovio where he was responsible for developing and executing on the clinical programs that provide the extensive clinical database supporting the Company's current clinical development plan and partnering efforts for treating solid tumors.

        Dr. Anthony Maida has served as a director on the Board of Directors of Spectrum Pharmaceuticals, Inc. since December 2003 and currently serves as the Chair of its Audit Committee and a member of its Compensation Committee, Placement Committee, Nomination and Corporate

Governance Committee and Product Acquisition Committee. He is currently Chief Operating Officer at Northwest Biotherapeutics, Inc., a company focused on the development of therapeutic DC cell-based vaccines to treat patients with cancer. Dr. Maida has been the acting Chairman of Dendri Therapeutics, Inc., a startup company focused on the clinical development of therapeutic vaccines for patients with cancer, since 2003 and as Principal of Anthony Maida Consulting International since 1999, providing consulting services to large and small biopharmaceutical firms in the clinical development of oncology products and product acquisitions and to venture capital firms evaluating life science investment opportunities. Recently Dr. Maida was Vice President of Clinical Research and General Manager, Oncology, world-wide for PharmaNet, Inc. He served as the President and Chief Executive Officer of Replicon NeuroTherapeutics, Inc., a biopharmaceutical company focused on the therapy of patients with tumors (both primary and metastatic) of the central nervous system, where he successfully raised financing from both venture capital and strategic investors and was responsible for all financial and operational aspects of the company, from June 2001 to July 2003. From 1999 to 2001, he held positions as Interim Chief Executive Officer for Trellis Bioscience, Inc., a privately held biotechnology company that addresses high clinical stage failure rates in pharmaceutical development, and President of CancerVax Corporation, a biotechnology company dedicated to the treatment of cancer. From 1992 until 1999, Dr. Maida served as President and CEO of Jenner Biotherapies, Inc., a biopharmaceutical company. From 1980 to 1992, he held senior management positions with various companies including Vice President Finance and Chief Financial Officer of Data Plan, Inc., a wholly owned subsidiary of Lockheed Corporation. Dr. Maida serves or has served as a consultant and technical analyst for several investment firms, including CMX Capital, LLC, Sagamore Bioventures, Roaring Fork Capital, North Sound Capital, The Bonnie J. Addario Lung Cancer Foundation and Pediatric BioScience, Inc. Additionally, he has been retained by Abraxis BioScience, Inc., Northwest Biotherapeutics, Inc., Takeda Chemical Industries, Ltd. (Osaka, Japan), and Toucan Capital to conduct corporate and technical due diligence on investment opportunities. Dr. Maida formerly served as a member of the board of directors of Sirion Therapeutics, Inc., a privately held ophthalmic-focused company, and GlycoMetrix, Inc., a startup company focused on the development of assays to identify carbohydrates that can indicate cancer. He is a speaker at industry conferences and is a member of the American Society of Clinical Oncology, the American Association for Cancer Research, the Society of Neuro-Oncology and the International Society for Biological Therapy of Cancer. Dr. Maida received a B.A. in History from Santa Clara University in 1975, a B.A. in Biology from San Jose State University in 1977, an M.B.A. from Santa Clara University in 1978, an M.A. in Toxicology from San Jose State University in 1986 and a Ph.D. in Immunology from the University of California in 2010. Dr. Maida brings to the Board extensive experience in our industry and significant expertise in clinical development and clinical trials. We believe that his financial and operational experience in our industry provide important resources to our Board.

        Dr. James M. DeMesa has been a practicing physician and has served as a senior executive with several international pharmaceutical and biotech companies in the areas of corporate management, regulatory affairs, and pre-clinical and clinical pharmaceutical and medical device product development. In addition to OncoSec, Dr. DeMesa is currently on the Board of Directors of Induce Biologics and Stem Cell Therapeutics. In August 2008, Dr. DeMesa retired from his role as President, Chief Executive Officer and a director of Migenix Inc.,, a public biotechnology company focused on infectious and neurodegenerative diseases. From 1997 to 2001, he was President, Chief Executive Officer and a director of GenSci Regeneration Sciences Inc., a public biotech company involved in regenerative medicine (now part of Integra LifeSciences). From 1992 to 1997, he was Vice President, Medical and Regulatory Affairs at Biodynamics International, Inc. (now part of Regeneration Technologies), and from 1989 to 1992 was Vice President, Medical and Regulatory Affairs of Bentley Pharmaceuticals (now part of Teva Pharmaceuticals). Dr. DeMesa is a co-founder of CommGeniX, a medical communications company, and MedXcel, a medical education company. Dr. DeMesa attended the University of South Florida where he received his B.A. (Chemistry), M.D. and M.B.A. degrees and did his medical residency at the University of North Carolina. He is the author of two books and speaks regularly to companies and organizations throughout North America. Dr. DeMesa provides the Board with extensive experience with pharmaceutical and biotechnology companies.

        Punit Dhillon was formerly Vice President of Finance and Operations at Inovio until March 2011. In his corporate finance role, Mr. Dhillon was pivotal to the company raising over $125 million through multiple financings and several licensing deals including early stage deals with Merck and Wyeth. Mr. Dhillon was responsible for implementation of Inovio's corporate strategy, including achievement of annual budgets and milestones. He was also instrumental to the successful in-licensing of key intellectual property and a number of corporate transactions, including the acquisition and consolidation of Inovio AS, a Norwegian DNA delivery company, and the merger with VGX Pharmaceuticals ("VGX"), which solidified Inovio's position in the DNA vaccine industry. Mr. Dhillon played an effective role as head of operations for Inovio. He completed the integration of the VGX with Inovio, including achieving cost-cutting of over 30% through the synergy assessment of both companies, consolidating four operating locations into two bi-coastal offices, and managing the existing stockholders from both companies. Mr. Dhillon was a director of Auricle Biomedical, a capital pool company, from July 2007 to April 2010. Mr. Dhillon has also been a consultant and board member for several TSX Venture Exchange listed early stage life science companies, which matured through advances in their development pipelines and subsequent M&A transactions. Most recently, Mr. Dhillon was involved in the completion of a trilateral merger between three Capital Pool Companies listed on the TSX Venture Exchange, which completed a qualifying transaction in April 2010 with a company specializing in conservation and demand management accessories for the utilities industry. Prior to joining Inovio, Mr. Dhillon worked for a corporate finance law firm as a law clerk. Since September 1999 to July 2002, he worked with MDS Capital Corp. (now Lumira Capital Corp.) as an intern analyst. Mr. Dhillon is an active member in his community and co-founder of Inbalance Network Inc. an organization focused on promoting an active lifestyle and grass roots community involvement, including scholarships to support students pursuing post-secondary education. Mr. Dhillon has a Bachelor of Arts with honors in Political Science and a minor in Business Administration from Simon Fraser University. Mr. Dhillon's in depth knowledge of our business and operations as our Chief Executive Officer, his experience in the biotechnology and pharmaceutical industry, and his experience with publicly traded companies, position him well to serve as a member of our Board of Directors.

        The Board of Directors recommends a vote FOR the election of each of the named nominees as directors.

 PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Mayer Hoffman McCann P.C. as our independent registered public accounting firm with respect to our financial statements for the fiscal year ending July 31, 2013. In taking this action, the Audit Committee considered Mayer Hoffman McCann P.C.'s independence with respect to the services to be performed and other factors that the Audit Committee and the Board of Directors believe are advisable and in the best interest of the stockholders. As a matter of good corporate governance, the Audit Committee has decided to submit its selection to stockholders for ratification. In the event that this selection of independent registered public accounting firm is not ratified by a majority vote of the shares of common stock present or represented at the Annual Meeting, it will be considered as a direction to the Audit Committee to consider the selection of a different firm.

        Representatives of Mayer Hoffman McCann P.C. are expected to attend the 2013 Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. If

Mayer Hoffman McCann P.C. should decline to act or otherwise become incapable of acting, or if Mayer Hoffman McCann P.C.'s engagement is discontinued for any reason, the Audit Committee will appoint another independent registered public accounting firm to serve as our independent registered public accounting firm for our 2013 fiscal year.

Change in Certifying Public Accounting Firm

        On May 27, 2011, with the approval of our Board, we dismissed Silberstein Ungar, PLLC ("Silberstein") as the independent registered public accounting firm engaged to audit our financial statements. The reports issued by Silberstein relating to its audits of the balance sheets of the Company as of July 31, 2010 and 2009, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the fiscal years then ended and for the period from inception (February 8, 2008) through July 31, 2010, contained an explanatory paragraph noting that the Company's expected losses, negative working capital, and need to raise capital raised substantial doubt about its ability to continue as a going concern. Other than as disclosed above, such reports did not contain an adverse opinion or a disclaimer of an opinion and were not qualified as to uncertainty, audit scope or accounting principles.

        During our two most recent fiscal years and the subsequent interim period preceding the dismissal of Silberstein, there were no disagreements with Silberstein on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Silberstein, would have caused Silberstein to make reference to the subject matter of the disagreements in connection with its report. Pursuant to rules of the Securities and Exchange Commission applicable to smaller reporting companies, Silberstein was not required to provide an attestation as to the effectiveness of the Company's internal control over financial reporting for any period since the Company's inception. However, as disclosed in Item 9A of our Annual Reports on Form 10-K for the fiscal years ended July 31, 2010 and July 31, 2009, and Part I, Item 4 of our 10-Q for the quarterly period ended January 31, 2011, the Company's management determined that the Company's internal control over financial reporting was not effective as of the end of such periods due to the existence of material weaknesses related to the following:

  •
  inadequate segregation of duties;

  •
  lack of a functioning audit committee due to a lack of a majority of independent members and a lack of a majority of outside directors on the Company's board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; and

  •
  ineffective controls over period end financial disclosures and reporting processes.

        Other than as disclosed above, there were no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended July 31, 2009 and 2010 or during the subsequent interim period through May 27, 2011. Our Board of Directors discussed the subject matter of each reportable event with Silberstein. We authorized Silberstein to respond fully and without limitation to all requests of the successor accountant concerning all matters related to the annual and interim periods audited and reviewed by Silberstein, including with respect to the subject matter of each reportable event.

        We requested Silberstein furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Silberstein's letter, dated June 7, 2011, was filed as Exhibit 16.1 to our Current Report on Form 8-K/A filed on June 10, 2011.

Engagement of New Independent Registered Public Accounting Firm

        The Company, with the approval of the Board of Directors, engaged Mayer Hoffman McCann P.C. ("MHM") as the Company's independent registered public accounting firm on May 27, 2011. During the fiscal years ended July 31, 2009 and 2010 and from August 1, 2010 through May 27, 2011, neither the Company nor anyone acting on its behalf consulted with MHM regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided that MHM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Fees Paid to Independent Registered Public Accounting Firm

        In connection with the audits of our consolidated financial statements for fiscal years 2012 and 2011, we entered into agreements with Mayer Hoffman McCann P.C. which set forth the terms by which Mayer Hoffman McCann P.C. will perform audit services for the company. The following table presents the aggregate fees billed for the indicated services performed by Mayer Hoffman McCann P.C. during fiscal years 2012 and 2011, and for Silberstein Ungar, PLLC for fiscal years 2012 and 2011:

	2012	2011
Audit Fees—Mayer Hoffman McCann P.C.	$116,800	$79,500
Audit Fees—Silberstein Ungar, PLLC	2,000	6,750
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	3,500	—

Total	$122,300	$86,250

        Silberstein Ungar, PLLC was our independent registered public accounting firm through May 27, 2011, at which time Mayer Hoffman McCann P.C. was appointed as our new independent registered public accounting firm.

        Audit Fees.    The fees identified under this caption were for professional services rendered by Silberstein Ungar, PLLC or Mayer Hoffman McCann P.C. for the audit of our annual financial statements. The fees identified under this caption also include fees for professional services rendered by Silberstein Ungar, PLLC or Mayer Hoffman McCann P.C. for the review of the financial statements included in our quarterly reports on Forms 10-Q. In addition, the amounts include fees for services that are normally provided by the auditor in connection with regulatory filings and engagements for the years identified. Audit fees in 2011 include an aggregate of $10,000 in fees paid in connection with our filing of a Registration Statement on Form S-1 to register for resale the shares of common stock and common stock underlying warrants issued in the June Private Placement. Audit fees in 2012 include an aggregate of $17,300 in fees paid in connection with our filing of a Registration Statement on Form S-1 to register for resale the shares of common stock and common stock underlying warrants issued in the March 2012 Public Offering.

        Tax Fees.    Tax fees consist principally of assistance related to tax compliance and reporting.

        All Other Fees.    The 2012 fees consist of accounting consultation fees. There were no such fees in 2011.

Pre-approval Policies and Procedures

        Our Audit Committee's charter requires our Audit Committee to pre-approve all audit and permissible non-audit services to be performed for the Company by our independent registered public accounting firm, giving effect to the "de minimus" exception for ratification of certain non-audit services allowed by the applicable rules of the SEC, in order to assure that the provision of such services does not impair the auditor's independence. Subsequent to establishment of our Audit Committee on June 30, 2011, the Audit Committee approved in advance all services provided by our independent registered public accounting firms. All engagements of our independent registered public accounting firm for 2011 entered into prior to the establishment of the Audit Committee were pre-approved by the Board of Directors.

  Required Vote

        Approval of this proposal requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the proposal.

        The Board of Directors recommends that you vote "FOR" approval of the ratification of Mayer Hoffman McCann P.C.

 PROPOSAL NO. 3

APPROVE THE AMENDMENT OF THE
ONCOSEC MEDICAL INCORPORATED 2011 STOCK INCENTIVE PLAN

        At the Annual Meeting, our stockholders will be asked to approve an amendment to the OncoSec Medical Incorporated 2011 Stock Incentive Plan (the "2011 Plan") to authorize the issuance of an additional 3,800,000 shares of common stock under the 2011 Plan (the "Plan Amendment"), so that the total number of shares reserved for issuance under the 2011 Plan shall be 9,000,000 shares. The Board of Directors adopted the 2011 Plan for directors, employees and consultants on August 5, 2011. The 2011 Plan was approved by the Company's stockholders on March 2, 2012. Our stockholders have previously authorized us to issue up to 5,200,000 shares of common stock under the 2011 Plan (subject to adjustment upon certain changes in the capital structure).

        On February 8, 2013, the Board of Directors approved, subject to stockholder approval, the Plan Amendment. At the Annual Meeting, the stockholders will consider the approval of the Plan Amendment. The effectiveness of the Plan Amendment is subject to and conditional upon stockholder approval of such amendment at the Annual Meeting. The Plan Amendment is included as Appendix A to this Proxy Statement.

        We are asking our stockholders to approve the increase to the 2011 Plan so that we can continue to use the 2011 Plan to attract and encourage the continued employment and service of, and maximum efforts by, officers, employees, consultants and other individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in our operations and future success. The increase is being requested to assure that we have a sufficient number of shares available to compensate, reward and provide incentives to current employees, and also to recruit new employees. As of the date of this Proxy Statement the Company only has 274,500 shares of common stock available for future grants, excluding the 2011 Plan Amendment and any future shares from cancellations or forfeitures. Our Compensation Committee and Board of Directors believe that the approval of the Plan Amendment is in the best interests of our Company and stockholders, because the availability of an adequate number of shares reserved for issuance under the 2011 Plan is an important factor in attracting, motivating and retaining qualified individuals essential to our success.

Background

        On August 5, 2011, the Board of Directors adopted the 2011 Stock Incentive Plan (the "2011 Plan"), subject to stockholder approval. We are asking our stockholders to approve the 2011 Plan so that we can use the 2011 Plan to achieve the Company's performance, recruiting, retention and incentive goals, as well as receive a federal income tax deduction for certain compensation paid under the 2011 Plan.

        The 2011 Plan includes a variety of forms of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, and dividend equivalents to allow the Company to adapt its incentive compensation program to meet the needs of the Company in the changing business environment in which the Company operates.

        We strongly believe that the approval of the 2011 Plan is essential to our continued success. The Board and management believe that equity awards motivate high levels of performance, align the interests of our personnel and stockholders by giving directors, employees and consultants the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing their contributions to the success of the Company. The Board and management believe that equity awards are a competitive necessity in our industry, and are essential to recruiting and retaining the highly qualified technical and other key personnel who help the Company meet its goals, as well as rewarding and encouraging current directors, employees and consultants. The Board and management believe that the ability to grant equity awards will be important to the future success of the Company.

        A general description of the 2011 Plan is set forth below. This description is qualified in its entirety by the terms of the 2011 Plan.

Summary of the 2011 Stock Incentive Plan

        Share Reserve.    The number of shares of Company common stock currently reserved for issuance under the 2011 Plan is five million two hundred thousand (5,200,000) shares. If the Plan Amendment is approved, nine million (9,000,000) shares of common stock will be reserved for issuance under the 2011 Plan. The number of shares available under the 2011 Plan is subject to adjustment in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure.

        Any Shares covered by an award which is forfeited, canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum number of shares which may be issued under the Plan. Shares that have been issued under the Plan pursuant to an award shall not be returned to the Plan and shall not become available for future grant under the Plan, except where unvested shares are forfeited or repurchased by the Company at the lower of their original purchase price or their fair market value. To the extent not prohibited by the listing requirements of The NASDAQ Stock Market LLC (or other established stock exchange or national market system on which the shares are traded) or applicable law, shares tendered or withheld in payment of an award exercise or purchase price and shares withheld by the Company to pay any tax withholding obligation shall be returned to the Plan and shall become available for future issuance under the Plan, unless otherwise determined by the Administrator.

        Administration.    The 2011 Plan is administered, with respect to grants to officers, employees, directors, and consultants, by the Plan administrator (the "Administrator"), defined as the Board or one (1) or more committees designated by the Board. The Compensation Committee currently acts as the Administrator. With respect to grants to officers and directors, the Compensation Committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code.

        Terms and Conditions of Awards.    The 2011 Plan provides for the grant of stock options, restricted stock, restricted stock units, dividend equivalent rights, and stock appreciation rights (collectively referred to as "awards"). Stock options granted under the 2011 Plan may be either incentive stock options under the provisions of Section 422 of the Code, or non-qualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to our employees, consultants and directors or to employees, consultants and directors of our related entities. To the extent that the aggregate fair market value of the shares subject to stock options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess stock options shall be treated as non-qualified stock options. Under the 2011 Plan, awards may be granted to such employees, consultants or directors who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time. Each award granted under the 2011 Plan shall be designated in an award agreement.

        Awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the award agreements to be issued under the 2011 Plan. Under the 2011 Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant only by the participant. However, the 2011 Plan permits the designation of beneficiaries by holders of incentive stock options. Other awards shall be transferable by will and by the laws of descent and distribution and during the lifetime of the participant, to the extent and in the manner authorized by the Administrator.

        The Administrator has the authority, in its discretion, to select employees, consultants and directors to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares or the amount of other consideration to be covered by each award (subject to the limitations set forth below), to approve award agreements for use under the 2011 Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to amend the terms of any outstanding award granted under the 2011 Plan (subject to the limitations described above), to construe and interpret the terms of the 2011 Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions, and to take such other action not inconsistent with the terms of the 2011 Plan, as the Administrator deems appropriate.

        The term of any award granted under the 2011 Plan will be stated in the applicable award agreement, provided that the term of an incentive stock option may not exceed ten (10) years (or five (5) years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us). Notwithstanding the foregoing, the term of an award shall not include any period for which the participant has elected to defer the receipt of the shares or cash issuable pursuant to the award pursuant to a deferral program the Administrator may establish in its discretion.

        The 2011 Plan authorizes the Administrator to grant incentive stock options at an exercise price not less than 100% of the fair market value of our common stock on the date the stock option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us). In the case of non-qualified stock options, stock appreciation rights, and awards intended to qualify as performance-based compensation, the exercise price, base appreciation amount or purchase price, if any, shall be not less than 100% of the fair market value per share on the date of grant. In the case of all other awards granted under the 2011 Plan, the exercise or purchase price shall be determined by the Administrator. The exercise or purchase price is generally payable in cash, check, shares or with respect to options, payment through a broker-dealer sale and remittance procedure or a "net exercise" procedure.

        Under the 2011 Plan, the Administrator may establish one or more programs under the 2011 Plan to permit selected participants the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish under the 2011 Plan separate programs for the grant of particular forms of awards to one or more classes of participants.

        Section 162(m) of the Code.    The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is five hundred thousand (500,000) shares. For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is five hundred thousand (500,000) shares. The foregoing limitations shall be adjusted proportionately by the plan administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure, and its determination shall be final, binding and conclusive.

        In order for restricted stock and restricted stock units to qualify as performance-based compensation, the Administrator must establish a performance goal with respect to such award in writing not later than ninety (90) days after the commencement of the services to which it relates (or, if earlier, the date after which twenty-five percent (25%) of the period of service to which the performance goal relates has elapsed) and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard.

        Under Code Section 162(m), a "covered employee" is the Company's chief executive officer and the three (3) other most highly compensated officers of the Company other than the chief financial officer.

        The 2011 Plan includes the following performance criteria that may be considered by the Administrator when granting performance-based awards: (i) net earnings or net income (before or after taxes), (ii) earnings per share or earnings per share growth, total units or unit growth, (iii) net sales, sales growth, total revenue or revenue growth, (iv) operating income, net operating profit or pre-tax profit, (v) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue, (vi) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), (vii) earnings before or after taxes, interest, depreciation, and/or amortization, (viii) gross or operating margins, (ix) productivity ratios, (x) share price or relative share price (including, but not limited to, growth measures and total stockholder return), (xi) expense targets, (xii) margins, (xiii) operating efficiency, (xiv) market share or change in market share, (xv) customer retention or satisfaction, (xvi) working capital targets, (xvii) completion of strategic financing goals, acquisitions or alliances and clinical progress, (xviii) company project milestones and (xix) economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital). The performance criteria may be applicable to the Company, any parent or subsidiary of the Company, and/or any individual business units of the Company or any parent or subsidiary of the Company.

        Certain Adjustments.    Subject to any required action by the stockholders of the Company, the number of shares covered by outstanding awards, the number of shares that have been authorized for issuance under the 2011 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares or amount that may be granted subject to awards to any participant, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification or similar event affecting the shares, (ii) any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company or (iii) any other transaction with respect to our shares including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation

(whether partial or complete), distribution of cash or other assets to stockholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.

        Corporate Transaction and Change in Control.    The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Change in Control or at the time of an actual Corporate Transaction or Change in Control and exercisable at the time of the grant of an award under the 2011 Plan or any time while an award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested awards under the 2011 Plan and the full or partial release from restrictions on transfer and repurchase or forfeiture rights of such awards in connection with a Corporate Transaction or Change in Control, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the participant within a specified period following the effective date of the Corporate Transaction or Change in Control. The Administrator may provide that any awards so vested or released from such limitations in connection with a Change in Control shall remain fully exercisable until the expiration or earlier termination of the award. Upon the consummation of a Corporate Transaction, all outstanding awards shall terminate unless assumed by the successor corporation or its parent.

        Amendment, Suspension or Termination of the 2011 Plan.    The Board may at any time amend, suspend or terminate the 2011 Plan. The 2011 Plan will terminate on August 5, 2021, unless earlier terminated by the Board of Directors. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, applicable rules of any stock exchange or national market system, and the rules of any foreign jurisdiction applicable to awards granted to residents of the jurisdiction, the Company shall obtain stockholder approval of any such amendment to the 2011 Plan in such a manner and to such a degree as required.

New Plan Benefits

        Generally, awards granted under the 2011 Plan are at the discretion of the Administrator. As such, with the exception of grants that have already been made, it is not possible to determine the benefits or the amounts to be received under the 2011 Plan by the Company's officers, employees, consultants or non-employee directors. The following table sets forth the number of outstanding awards to our executive officers, directors and employees under the 2011 Plan. Other future awards that may be granted in the discretion of the Administrator are not determinable.

  New Plan Benefits Table

Name of Individual or Identity of Group and Position	Securities Underlying Stock Options Granted (#)	Weighted Average Exercise Price Per Share ($)	Number of Shares of Restricted Stock	Dollar Value ($)*
Punit Dhillon	750,000	0.22	—	157,500
President & Chief Executive Officer
Veronica Vallejo	250,000	0.22	—	52,500
Chief Financial Officer
All current executive officers, as a group (2 persons)	1,000,000	0.22	—	210,000
All non-employee directors, as a group (3 directors)	400,000	0.26	—	84,000
All other employees (including all current officers who are not executive officers) as a group	735,500	0.27		154,455

*
based upon the closing price of our stock on February 26, 2013.

Federal Income Tax Consequences

        The following is general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

        Non-qualified Stock Options.    The grant of a non-qualified stock option under the 2011 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a non-qualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares at the time of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount. Any gain or loss on the participant's subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

        A non-qualified stock option can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A non-qualified stock option that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

        Incentive Stock Options.    The grant of an incentive stock option under the 2011 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

        If the participant fails to satisfy either of the foregoing holding periods (referred to as a "disqualifying disposition"), he or she must recognize ordinary income in the year of the disposition. The amount of ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant's total compensation is deemed reasonable in amount.

        The "spread" under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant's alternative minimum tax liability exceeds such participant's regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the calendar year in which the incentive stock options are exercised. However, such a sale of shares within the year of exercise will constitute a disqualifying disposition, as described above.

        Stock Appreciation Rights.    Recipients of stock appreciation rights ("SARs") generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the recipient's total compensation is deemed reasonable in amount.

        A SAR also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A SAR that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

        Restricted Stock.    A restricted stock award is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the participant ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the recipient will not recognize ordinary income at the time of the award, unless the participant is retirement eligible. Instead, the recipient will recognize ordinary income on the date when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The recipient's ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the earlier of those two dates.

        The recipient may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty (30) days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the Company.

        Restricted Stock Units.    With respect to awards of restricted stock units, no taxable income is reportable when the restricted stock units are granted to a participant or upon vesting of the restricted stock units. Upon settlement, the recipient will recognize ordinary income in an amount equal to the value of the payment received pursuant to the restricted stock units. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the Company.

        Restricted stock units also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A grant of restricted stock units that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient.

        Dividends and Dividend Equivalents.    Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the individual's total compensation is deemed reasonable in amount.

        Tax Effect for the Company.    Unless limited by Section 162(m) of the Code, the Company generally will be entitled to a tax deduction in connection with an award under the 2011 Plan in an amount equal to the ordinary income realized by a recipient at the time the recipient recognizes such income (for example, when restricted stock is no longer subject to the risk of forfeiture).

        The Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

  Required Vote

        Approval of this proposal requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the proposal.

        The Board of Directors recommends that you vote "FOR" approval of the Amendment to the 2011 Plan.

 PROPOSAL NO. 4

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

        The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") added Section 14A to Securities Exchange Act of 1934, as amended (the "Exchange Act"), which enables our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules.

        Our named executive officer compensation program is designed to attract, motivate and retain our named executive officers, who are critical to our success. The Compensation Committee believes an effective compensation program is one that is designed to recruit and retain executive leadership focused on attaining long-term corporate goals and increasing stockholder value. The Compensation Committee believes that it has taken a responsible approach to compensating our named executive officers.

        Please read the "Executive Compensation" section of this proxy statement for additional details about our executive compensation program.

        We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:

  "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's proxy statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission."

        The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

  Required Vote

        Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal.

        The Board of Directors recommends a vote "FOR" the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

 PROPOSAL NO. 5

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY
VOTE ON EXECUTIVE COMPENSATION

        Section 14A of the Exchange Act, as added by the Dodd-Frank Act, also enables our stockholders to indicate their preference as to how frequently we should seek an advisory vote on the compensation of our named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every year, once every two years, or once every three years. Stockholders also may abstain from voting on this proposal.

        After careful consideration of this proposal, the Board has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for the Company, and therefore your Board recommends that you vote for a three year (3-year) frequency for the advisory vote on executive compensation.

        In formulating its recommendation, our Board considered that a triennial vote will allow stockholders to better evaluate our executive compensation program in relation to our short- and long-term company performance. Additionally, a triennial vote will provide us with time to respond to stockholder concerns and implement appropriate revisions.

        The proxy card provides stockholders with the opportunity to choose among four options (holding the advisory vote on executive compensation every one, two or three years, or abstain from voting) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the board of directors. You may cast your vote on your preferred voting frequency by choosing the option of once every year ("1 year"), once every two years ("2 years"), once every three years ("3 years"), or you may abstain from voting.

        The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be considered the frequency for the advisory vote on executive compensation that is preferred by our stockholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option preferred by our stockholders.

  Required Vote

        The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be considered the frequency for the advisory vote on executive compensation that is preferred by our stockholders.

        The Board of Directors recommends a vote for a three year (3-year) frequency for the advisory vote on executive compensation.

 CORPORATE GOVERNANCE

Director Independence

        Our Board of Directors has determined that each of our directors, other than Punit Dhillon, qualify as "independent" in accordance with the NYSE Amex LLC Company Guide. The Board has determined that Mr. Dhillon is not independent because he is our Chief Executive Officer. In making these determinations, the Board of Directors reviewed and discussed information provided by the directors and management with regard to each director's business and personal activities as they may relate to our management.

Information Regarding our Board of Directors and its Committees

        Our Board of Directors met four times during fiscal year 2012. Each of our directors attended 100% of the total number of meetings of the Board of Directors and of the committees of the Board of Directors on which he served during fiscal year 2012. Our Board of Directors established the following committees on June 28, 2011: the Audit Committee, the Compensation Committee, and the Nomination and Corporate Governance Committee. There were eight committee meetings held during fiscal year 2012.

Audit Committee

        The Audit Committee of our Board of Directors consists of Dr. Anthony Maida and Dr. James DeMesa, with Dr. Maida serving as Chairman. Our Board of Directors has determined that each of the members of our Audit Committee is independent within the meaning of applicable Securities and Exchange Commission rules and Rule 803B of the NYSE Amex LLC Company Guide, and has determined that Dr. Maida is an audit committee financial expert, as such term is defined in the rules and regulations of the Securities and Exchange Commission, or the SEC, and is financially sophisticated within the meaning of Rule 803B of the NYSE Amex LLC Company Guide. The Audit Committee has oversight responsibilities regarding, among other things: the preparation of our financial statements and our financial reporting and disclosure processes; the administration, maintenance and review of our system of internal controls regarding accounting compliance; our practices and processes relating to internal audits of our financial statements; the appointment of our independent registered public accounting firm and the review of its qualifications and independence; the review of reports, written statements and letters from our independent registered public accounting firm; and our compliance with legal and regulatory requirements in connection with the foregoing. Our Board of Directors has adopted a written charter for our audit committee, which is available on our website, www.oncosec.com, under the Investor Relations tab.

Compensation Committee

        The Compensation Committee of our Board of Directors consists of Dr. Avtar Dhillon and Dr. James DeMesa, with Dr. Dhillon serving as Chairman. Our Board of Directors has also determined that each of the members of our Compensation Committee is independent within the meaning of applicable Securities and Exchange Commission rules and Rule 803A of the NYSE Amex LLC Company Guide. The duties of our Compensation Committee include, without limitation: reviewing, approving and administering compensation programs and arrangements to ensure that they are effective in attracting and retaining key employees and reinforcing business strategies and objectives; determining the objectives of our executive officer compensation programs and the specific objectives relating to CEO compensation, including evaluating the performance of the CEO in light of those objectives; approving the compensation of our other executive officers and our directors; administering our as-in-effect incentive-compensation and equity-based plans; and producing an annual report on executive officer compensation for inclusion in our proxy statement, when required and in accordance with applicable rules and regulations. Our Board of Directors has adopted a written charter for our compensation committee, which is available on our website, www.oncosec.com, under the Investor Relations tab.

Nomination and Corporate Governance Committee

        The Nomination and Corporate Governance Committee of our Board of Directors consists of Dr. James DeMesa, Dr. Avtar Dhillon and Dr. Anthony Maida, with Dr. DeMesa serving as Chairman. Our Board of Directors has also determined that each of the members of our Nomination and Corporate Governance Committee is independent within the meaning of applicable Securities and Exchange Commission rules and Rule 803A of the NYSE Amex LLC Company Guide. The responsibilities of the Nomination and Corporate Governance Committee include, without limitation: assisting in the identification of nominees for election to our Board of Directors, consistent with approved qualifications and criteria; determining the composition of the Board of Directors and its committees; recommending to the Board of Directors the director nominees for the annual meeting of stockholders; establishing and monitoring a process of assessing the effectiveness of the Board of Directors; developing and overseeing a set of corporate governance guidelines and procedures; and overseeing the evaluation of our directors and executive officers. Our Board of Directors has adopted a written charter for our Nomination and Corporate Governance Committee, which is available on our website, www.oncosec.com, under the Investor Relations tab.

Clinical and Regulatory Affairs Committee

        The Clinical and Regulatory Affairs Committee of our Board of Directors consists of Dr. Anthony Maida and Dr. Avtar Dhillon, with Dr. Maida serving as Chairman. The Clinical and Regulatory Affairs Committee does not currently have a charter. The Clinical and Regulatory Affairs Committee has responsibilities relating to reviewing and providing comments on the clinical development plan for our OMS ImmunoPulse programs, including introducing the clinical team to established opinion leaders, potential doctors and investigators, regulatory contacts and other professionals in the clinical oncology field that could benefit us in executing our development plan.

Financing Committee

        Dr. Avtar Dhillon is the Chairman and sole member of our Financing Committee. The Financing Committee does not currently have a charter. The Financing Committee has responsibilities relating to our efforts to obtain adequate funding to finance our development programs and operations.

Board Leadership Structure

        Under our Corporate Governance Guidelines, the Board has the flexibility to decide whether it is in the best interests of the Company for the roles of Chief Executive Officer and Chairman of the Board to be separate or combined. During fiscal 2011 through March 2011, our Board consisted of only two directors, Mr. Dela Cruz and Mr. Marby. Our Board determined that as a result of the small size of the Board and the limited operations of the Company, it was not necessary to have a Chairman of the Board. Following the acquisition of certain assets of Inovio Pharmaceuticals, Inc. in March 2011, and the resignation of Mr. Dela Cruz and Mr. Marby and the appointment of Dr. Avtar Dhillon, Punit Dhillon, James DeMesa and Dr. Anthony Maida, III to the Board, our new Board determined that it was in the best interests of the Company for the roles of Chief Executive Officer and Chairman of the Board be separate in recognition of the differences between the two roles. In qualifying the separation of the two positions, our Chief Executive Officer, Punit Dhillon, is responsible for setting our strategic direction and our day-to-day leadership and performance, while the Chairman of the Board, Dr. Avtar Dhillon, provides guidance to the Chief Executive Officer, works with the Chief Executive Officer in setting the agenda for Board meetings and presides over meetings of the full Board. The Board has determined that having a Chairman of the Board and a separate Chief Executive Officer is in the best interests of the Company at this time, as it permits Dr. Dhillon and Mr. Dhillon to focus on different aspects of our business as the Company begins operations as an emerging biomedical device company. Dr. Avtar Dhillon has significant experience with our technology as a result of his roles at Inovio, as well as with respect to securing financing for emerging companies. Mr. Punit Dhillon in addition to his corporate finance expertise also brings extensive experience in execution of the corporate strategy, clinical development plan and operations as a result of direct familiarity from his roles at Inovio. Our Board believes it should be able to freely select the Chairman of the Board based on criteria that it deems to be in our best interests and the interests of our stockholders, and therefore one person may, in the future, serve as both our Chief Executive Officer and Chairman of the Board. The functions of our Board are carried out by the full Board and, when delegated, by the Board committees. Each director participates in our major strategic and policy decisions.

Nomination of Directors

        We do not have a formal policy with respect to our consideration of nominees to our Board of Directors recommended by our stockholders. However, the Board of Directors will consider candidates recommended by stockholders on a case-by-case basis. A stockholder who desires to recommend a candidate for nomination to the Board of Directors should do so in writing to the Company at 4690 Executive Drive, Suite 250, San Diego, California 92122, Attn: Secretary.

Corporate Governance Guidelines

        Our Board of Directors has adopted a set of corporate governance guidelines established to assist the Board of Directors and its committees in performing their duties and serving the best interests of the company and our stockholders. Our corporate governance guidelines are available on our website, located at http://www.oncosec.com, under the Investor Relations tab.

Code of Business Conduct and Ethics

        Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics is available for review on our website at www.oncosec.com, and is also available in print, without charge, to any stockholder who requests a copy by writing to us at OncoSec Medical Incorporated, 4690 Executive Drive, Suite 250, San Diego, CA 92121, Attention: Investor Relations. Each of our directors, employees and officers, including our Chief Executive Officer and Principal Financial Officer, and all of our other executive officers, are required to comply with the Code of Business Conduct and Ethics. There have not been any waivers of the Code of Business Conduct and Ethics relating to any of our executive officers or directors in the past year.

Risk Oversight

        The Board of Directors as a whole is responsible for risk management oversight of the Company. The involvement of the full Board of Directors in setting our business strategy and objectives is integral to the Board's assessment of our risk and also a determination of what constitutes an appropriate level of risk and how best to manage any such risk. This involves receiving reports and/or presentations from applicable members of management and the committees of the board. The full Board of Directors conducts on-going risk assessment of our financial risk, legal/compliance risk and operational/strategic risk and addresses individual risk issues with management throughout the year as necessary.

        While the Board of Directors has the ultimate oversight responsibility for the risk management process, the Board delegates responsibility for certain aspects of risk management to its committees. In particular, the Audit Committee is responsible for reviewing our policies with respect to risk assessment and risk management, and discussing our major risk exposures and the steps management has taken to maintain and control these exposures. In addition, the Audit Committee focuses on financial risks and related controls and processes, and discusses with management our financial statements and the reasonableness of significant judgments and the adequacy and effectiveness of the accounting and financial controls. The Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with our business strategy and objectives. Finally, the Nomination and Corporate Governance Committee is responsible for overseeing our corporate governance and developing and reviewing our Code of Business Conduct and Ethics. Additionally, the full Board regularly receives reports from our Chief Executive Officer, the executive officer principally responsible for aiding the Board in identifying, evaluating and implementing risk management controls and methodologies to address identified risks.

Board of Directors' Attendance at Annual Meeting of Stockholders

        Our Corporate Governance Guidelines require that directors attend our annual meeting of stockholders, absent a valid reason. This is our second annual meeting.

Compensation of Non-Employee Directors

        All directors received reimbursement for reasonable out-of-pocket expenses in attending Board of Directors meetings and for promoting our business.

        On June 30, 2011, the Board of Directors adopted a new director compensation policy for non-employee directors, retroactive to the date of each non-employee director's appointment. According to such policy, the Chairman of our Board of Directors receives an annual fee of $30,000 and all other independent directors receive an annual fee of $15,000 for membership on the Board of Directors. In addition, non-employee directors will receive the following compensation for service on the committees of the Board of Directors beginning August 1, 2011:

  •
  The Chairman of the Audit Committee will receive $12,000 per year and each member of the Audit Committee will receive $6,000 per year;

  •
  The Chairman of the Compensation Committee will receive $8,000 per year and each member of our Compensation Committee will receive $4,000 per year;

  •
  The Chairman of our Nomination and Corporate Governance Committee will receive $6,000 per year and each member of the committee will receive $3,000 per year; and

  •
  In recognition of the significant contributions expected of the members of our Clinical and Regulatory Affairs Committee and our Financing Committee, each member of the Clinical and Regulatory Affairs Committee will receive $20,000 per year and each member of our Financing Committee will receive $40,000 per year.

        Additionally, members of all of our committees receive a fee of $1,500 for each committee meeting attended in person and $750 for each committee meeting attended telephonically.

        The following table sets forth a summary of the compensation we paid to our non-employee directors in our fiscal year 2012.

 Director Compensation Table

Name	Fees Earned or Paid In Cash ($)	Stock Awards ($)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Dr. Avtar Dhillon(1)	110,000	—	8,158	—	—	—	118,158
Dr. Anthony Maida(2)	60,000	—	35,948	—	—	—	95,948
Dr. James DeMesa(3)	39,250	—	8,158	—	—	—	47,408

(1)
On April 25, 2012, Dr. Dhillon was granted an option to purchase 100,000 shares of common stock with an exercise price of $0.21, and a ten-year term. The option vests over a one-year period, as follows: 25% on the date of grant and 25% quarterly thereafter.

(2)
On April 25, 2012, Dr. Maida was granted an option to purchase 100,000 shares of common stock with an exercise price of $0.21, and a ten-year term. The option vests over a one-year period, as follows: 25% on the date of grant and 25% quarterly thereafter. On September 27, 2011, Dr. Maida was granted an option to purchase 100,000 shares of common stock with an exercise price of $0.40 and a ten-year term. The option vests over a one-year period, as follows: 25% on the date of grant and 25% quarterly thereafter.

(3)
On April 25, 2012, Dr. DeMesa was granted an option to purchase 100,000 shares of common stock with an exercise price of $0.21, and a ten-year term. The option vests over a one-year period, as follows: 25% on the date of grant and 25% quarterly thereafter.

(4)
Reflects the dollar amount of the grant date fair value of awards granted during the fiscal year, measured in accordance with Accounting Standards Codification Topic 718 and without adjustment for estimated forfeitures. The assumptions used in the calculations for these amounts are described in Note 9 "Stock-Based Compensation" in our Form 10-K for the fiscal year ended July 31, 2012.

Communications with the Board of Directors

        Any stockholder who desires to contact our Board of Directors or any member of our Board of Directors may do so by writing to: Board of Directors, c/o Secretary, OncoSec Medical Incorporated, 4690 Executive Drive, Suite 250, San Diego, California 92121. Copies of any such written communications received by the Secretary will be provided to our full Board of Directors or the appropriate member depending on the facts and circumstances described in the communication unless they are considered, in the reasonable judgment of the Secretary, to be improper for submission to the intended recipient(s).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock by (i) each person who, to our knowledge, owns more than 5% of our common stock, (ii) each of our directors and executive officers, and (iii) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, the address of each person named in the table is: c/o OncoSec Medical Incorporated, 4690 Executive Drive Suite 250, San Diego, CA 92121. Shares of our common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of March 5, 2013, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned(1)
Directors and Officers:
Avtar Dhillon(2)	10,010,480	8.5%
Punit Dhillon(3)(4)	4,724,000	4.0%
Anthony Maida(5)	200,000	*
James DeMesa(2)	350,000	*
Veronica Vallejo(6)	299,000	*
Directors and Executive Officers as a Group (5 persons)	15,583,480	13.1%

*
Less than 1%

(1)
Based on 117,859,000 shares of our common stock issued and outstanding as of March 5, 2013. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)
Includes 100,000 shares of common stock issuable upon exercise of options exercisable within 60 days of March 5, 2013.

(3)
Includes 120,000 shares held by Inbalance Network Inc., and 25,000 shares held by Four Front Investments. Mr. Dhillon is a stockholder and managing partner of Inbalance Network, Inc. and Four Front Investments. Also included are 607,000 shares held by the spouse of Mr. Dhillon

(4)
Includes 330,000 shares of common stock issuable upon exercise of options exercisable within 60 days of March 5, 2013.

(5)
Includes 200,000 shares of common stock issuable upon exercise of options exercisable within 60 days of March 5, 2013.

(6)
Includes 99,000 shares of common stock issuable upon exercise of options exercisable within 60 days of March 5, 2013.

EXECUTIVE COMPENSATION

        Set forth below is certain information regarding our current executive officers:

Name	Position	Age	Officer Since
Punit Dhillon	President, Chief Executive Officer and Director	32	March 10, 2011
Veronica Vallejo	Vice President, Finance, and Controller	40	March 10, 2011

For biographical information regarding Punit Dhillon, see "Proposal 1—Election of Directors."

        Veronica Vallejo, Chief Financial Officer.    Mr. Vallejo joined the Company in February 2011 and was appointed our Controller, Secretary and Treasure in March 2011. On February 8, 2013, Ms. Vallejo was appointed our Chief Financial Officer. Prior to working for us, Ms. Vallejo worked in public accounting since 1997, most recently working as a Senior Manager with Mayer Hoffman McCann P.C., from January 2001 to December 2010. Ms. Vallejo holds a B.S. in Business Administration with an emphasis in accounting from San Diego State University. She is a certified public accountant and a member of the American Institute of Certified Public Accountants.

Family Relationships

        No family relationships exist between any of our directors or executive officers of our Company, except that Mr. Punit Dhillon, director, President and Chief Executive Officer, is the nephew of Dr. Avtar Dhillon, a director and our Chairman of the Board.

Summary Compensation Table

        The following table summarizes all compensation recorded by us in each of the fiscal years ended July 31, 2012 and July 31, 2011 for (i) our principal executive officer, (ii) our next two most highly compensated executive officers other than our principal executive officer serving as an executive officer at the end of fiscal year 2012 and whose total compensation exceeded $100,000 in fiscal year 2012 (one executive officer) and (iii) up to two individuals for whom disclosure would have been required under (ii) but who were not serving as executive officers at the end of fiscal year 2012 (one executive officer) (our "named executive officers").

Name	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)(4)	Total ($)
Punit Dhillon,	2012	247,500	—	—	34,699	—	—	—	282,199
President & CEO(1)	2011	90,000	—	—	—	—	—	—	90,000
Dr. Michael Cross,	2012	185,449	—	—	—	—	—	62,150	247,599
CBO(2)(4)	2011	100,833	—	—	—	—	—	3,700	104,533
Veronica Vallejo,	2012	165,000	—	—	10,410	—	—	—	175,410
VP Finance and	2011	65,833	—	—	—	—	—	—	$65,833
Controller(3)

(1)
Mr. Dhillon was appointed out President and Chief Executive Officer on March 10, 2011.

(2)
Dr. Cross was appointed our Chief Business Officer on March 10, 2011. Dr. Cross' employment with us terminated on April 26, 2012.

(3)
Ms. Vallejo was appointed our Secretary and Treasurer on March 10, 2011. Ms. Vallejo is also our Principal Financial Officer.

(4)
Amounts under the "All Other Compensation" column consist of company-paid auto and housing allowances, as well as severance compensation of $55,000 paid to Dr. Cross pursuant to the terms of his Employment Agreement.

(5)
The values listed in the above table represent the fair value of the option grants that was recognized during fiscal 2012 under Topic ASC 718 and is calculated as of the grant date using a Black-Scholes option-pricing model. For information on the valuation assumptions with respect to the grants made during fiscal 2012, refer to Note 9 "Stock-Based Compensation" in our financial statements for the fiscal year ended July 31, 2012.

Outstanding Equity Awards At Fiscal Year-End

        The following table summarizes the aggregate number of option awards held by our named executive officers at July 31, 2012.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Punit Dhillon	165,000	335,000	—	$0.21	4/25/22
Michael Cross	—	—	—	—	—
Veronica Vallejo	49,500	100,500	—	$0.21	4/25/22

(1)
Mr. Dhillon was issued an option to purchase 500,000 shares of common stock on April 25, 2012. The option vests on the following schedule: 33% upon grant, 33% one year anniversary of grant date, 34% two year anniversary of grant date.

(2)
Ms. Vallejo's was issued an option to purchase 150,000 shares of common stock on April 25, 2012. The option vests on the following schedule: 33% upon grant, 33% one year anniversary of grant date, 34% two year anniversary of grant date.

Employment Agreements

Punit Dhillon

        On May 18, 2011, we entered into an Employment Agreement with our current President and Chief Executive Officer, Mr. Punit Dhillon. The Employment Agreement provides for the following, among other things: (a) a base annual salary of $240,000; (b) eligibility to receive an annual bonus at the discretion of the Board of Directors; (c) eligibility to participate in the Company's stock incentive program at the discretion of the Board of Directors; (d) acceleration of vesting of any unvested stock options outstanding upon a change of control of the Company; (e) if Mr. Dhillon is terminated other than for cause, death or disability, or if he terminates his employment with the Company for good reason, Mr. Dhillon is entitled to receive (i) severance payments equal to 24 months of his base salary, (ii) a pro rata percentage of the annual bonus he had received the prior fiscal year and (iii) payment of health benefits for 24 months, conditioned on his execution of a release; and (f) if Mr. Dhillon's employment is terminated for death or disability, he or his estate is entitled to receive a pro rata percentage of the annual bonus he had received for the prior fiscal year. The Employment Agreement has an initial term of five years.

        The term "good reason" is defined to mean termination by Mr. Dhillon following the occurrence of any of the following events without Mr. Dhillon's consent: (a) Mr. Dhillon ceases to report to the Board of Directors, provided that such change in reporting relationship results in a material reduction in his authority, duties or responsibilities; or (b) any other material reduction in his duties, authority or responsibilities relative to those in effect immediately prior to the reduction.

        On April 25, 2012, our Board of Directors approved an increase in Mr. Dhillon's base salary to $270,000. On February 8, 2013, our Board of Directors approved an increase in Mr. Dhillon's base salary to $320,000.

        On April 25, 2012, the Company granted to Mr. Dhillon an option to purchase up to 500,000 shares of common stock at an exercise price of $0.21 per share under the 2011 Plan. The option vests over a two year period, with 33% vesting immediately upon issuance, 33% vesting on the one year anniversary of the grant date and 34% vesting on the two year anniversary of the grant date. The option may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

Veronica Vallejo

        On May 18, 2011, we entered into an Employment Agreement with our Vice President, Finance and Controller, Ms. Veronica Vallejo. The Employment Agreement provides for the following, among other things: (a) a base annual salary of $140,000; (b) eligibility to receive an annual bonus at the discretion of the Board of Directors; (c) eligibility to participate in the Company's stock incentive program at the discretion of the Board of Directors; (d) acceleration of vesting of any unvested stock options outstanding upon a change of control of the Company; (e) if Ms. Vallejo is terminated other than for cause, death or disability, or if she terminates her employment with the Company for good reason, she is entitled to receive (i) severance payments equal to six months of her base salary, (ii) a pro rata percentage of the annual bonus she had received the prior fiscal year and (iii) payment of health benefits for six months, conditioned on her execution of a release; and (f) if Ms. Vallejo's employment is terminated for death or disability, she or her estate is entitled to receive a pro rata percentage of the annual bonus she had received for the prior fiscal year. The Employment Agreement has an initial term of five years.

        The term "good reason" is defined to mean termination by Ms. Vallejo following the occurrence of any of the following events without Ms. Vallejo's consent: (a) Ms. Vallejo ceases to report directly to the President and Chief Executive Officer or the Board of Directors, provided that such change in reporting relationship results in a material reduction in her authority, duties or responsibilities; or (b) any other material reduction in her duties, authority or responsibilities relative to those in effect immediately prior to the reduction.

        On June 30, 2011, our Board of Directors approved the promotion of Ms. Vallejo to Vice President, Finance, and a commensurate increase in her base annual salary to $160,000. On April 25, 2012, our Board of Directors approved an increase in Ms. Vallejo's base salary to $180,000. On February 8, 2013, our Board of Directors approved the promotion of Ms. Vallejo to Chief Financial Officer, and a commensurate increase in her base annual salary to $220,000.

        On April 25, 2012, the Company granted to Ms. Vallejo an option to purchase up to 150,000 shares of common stock at an exercise price of $0.21 per share under the 2011 Plan. The option vests over a two year period, with 33% vesting immediately upon issuance, 33% vesting on the one year anniversary of the grant date and 34% vesting on the two year anniversary of the grant date. The option may vest immediately upon a corporate transaction or change in control, as defined in the 2011 Plan.

Michael Cross

        On May 18, 2011, we entered into an Employment Agreement with Dr. Michael Cross in connection with his employment as our Chief Business Officer. The Employment Agreement with Dr. Cross provided for the following, among other things: (a) a base annual salary of $220,000; (b) eligibility to receive an annual bonus at the discretion of the Board of Directors; (c) eligibility to participate in the Company's stock incentive program at the discretion of the Board of Directors; (d) acceleration of vesting of any unvested stock options outstanding upon a change of control of the Company; (e) if Dr. Cross is terminated other than for cause, death or disability, or if he terminates his employment with the Company for good reason, Dr. Cross is entitled to receive (i) severance payments equal to 12 months of his base salary, (ii) a pro rata percentage of the annual bonus he had received the prior fiscal year and (iii) payment of health benefits for 12 months, conditioned on his execution of a release; and (f) if Dr. Cross's employment is terminated for death or disability, he or his estate is entitled to receive a pro rata percentage of the annual bonus he had received for the prior fiscal year.

        Dr. Cross's employment with us terminated effective April 26, 2012. In connection with such termination and in accordance with the terms of his employment agreement, we have agreed to make severance payments totaling an aggregate of $220,000 over a twelve month period following the date of his termination.

Securities Authorized for Issuance under Equity Compensation Plans

        In May 2011, our Board of Directors adopted the 2011 Plan, subject to stockholder approval. We obtained stockholder approval of the 2011 Plan at our March 2, 2012 annual meeting of stockholders. The 2011 Plan provides for the issuance of a variety of forms of awards, including stock options, stock appreciation rights, restricted stock and restricted stock units. The number of shares of common stock initially reserved for issuance under the 2011 Plan is five million two hundred thousand (5,200,000) shares. The following table provides information as of July 31, 2012 with respect to our equity compensation plans:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,185,000	$0.24	2,015,000
Equity compensation plans not approved by security holders	—	—	—

Total	3,185,000	$0.24	2,015,000

Certain Relationships and Related Transactions

        Other than as described below, since February 8, 2008, there have been no transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and in which any related person had or will have a direct or indirect material interest.

        On February 11, 2011, we entered into a promissory note arrangement with Poma Management S.A. in the amount of $120,000. Our former director and chief executive officer and a former holder of over 5% of our common stock, Ronald Dela Cruz, is affiliated with Poma Management S.A. The promissory note bore interest at a rate of 10% annually. We made full payment on this promissory note on March 18, 2011.

        Mr. Dela Cruz also loaned us an amount of $33,867 to fund operations, which did not include interest terms. On March 18, 2011, we made full payment on this loan.

 AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. Directors Anthony Maida and James DeMesa served on our Audit Committee during fiscal year 2012. Dr. Maida joined the Audit Committee and became its Chair in June 28, 2011. Each member of the Audit Committee is an independent director. Management is responsible for internal controls and the financial reporting process. The independent registered public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), when required. The Audit Committee's responsibility is to monitor and oversee these processes.

        In fulfilling its responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss our July 31, 2012 consolidated financial statements and our fiscal year 2012 interim consolidated financial statements, including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent annual report on Form 10-K, any material changes in accounting policies used in preparing such consolidated financial statements prior to filing the annual report on Form 10-K or our quarterly reports on Form 10-Q with the SEC, and the items required to be discussed by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), with respect to annual consolidated financial statements, and Statement of Auditing Standards No. 100, as amended (AICPA, Professional Standards, Vol. 1. AU section 722), with respect to quarterly consolidated financial statements.

        In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm's communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm such firm's independence from the Company and its management. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and our management.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended July 31, 2012, for filing with the SEC.

THE AUDIT COMMITTEE:
Anthony Maida (Chair) James DeMesa

 ANNUAL REPORT

        Our 2012 Annual Report on Form 10-K accompanies the proxy materials being provided to all stockholders. Copies of the annual report on Form 10-K, without exhibits, can be obtained without charge by contacting us at 4690 Executive Drive, Suite 250, San Diego, California 92121, (855) 662-6732 Ext. 520, or through our website, located at http://www.oncosec.com.

 STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

        The submission deadline for stockholder proposals to be included in our proxy materials for the 2014 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 is November 1, 2013 except as may otherwise be provided in Rule 14a-8. All such proposals must be in writing and should be sent to our Corporate Secretary at 4690 Executive Drive, Suite 250, San Diego, California 92121.

OTHER MATTERS

        Our Board of Directors does not know of any other matters to be presented at the 2013 Annual Meeting of Stockholders but, if other matters do properly come before the meeting, it is intended that the persons named as proxies in the proxy card will vote on them in accordance with their best judgment.

By order of the Board of Directors,
/s/ PUNIT DHILLON Punit Dhillon President and Chief Executive Officer

San Diego, California
March 5, 2013

 Appendix A

AMENDMENT NO. 1
TO THE
ONCOSEC MEDICAL INCORPORATED
2011 STOCK INCENTIVE PLAN

        This Amendment No. 1 to the OncoSec Medical Incorporated 2011 Stock Incentive Plan is effective as of April 15, 2013.

        The Plan is hereby amended by amending and restating Section 3(a) to read as follows:

        Subject to the provisions of Section 10., below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is Nine Million (9,000,000) Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

A-1

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000160448_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Dr. Avtar Dhillon 02 Dr. Anthony Maida 03 Dr. James DeMesa 04 Punit Dhillon ONCOSEC MEDICAL INCORPORATED 4690 EXECUTIVE DRIVE, SUITE 250 SAN DIEGO, CA 92121 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4: For Against Abstain 2. To ratify the appointment of Mayer Hoffman McCann, P.C. as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2013. 3. To approve an amendment of the Company's 2011 Stock Incentive Plan to authorize the issuance of an additional 3,800,000 shares of common stock under the plan. 4. To approve, on an advisory basis, the compensation of the Company's named executive officers. The Board of Directors recommends you vote for EVERY 3 YEARS on the following proposal: 1 year 2 years 3 years Abstain 5. An advisory vote on the frequency of holding an advisory vote on the compensation of the Company's named executive officers. NOTE: To transact other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000160448_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K, Shareholder Letter is/are available at www.proxyvote.com . ONCOSEC MEDICAL INCORPORATED Annual Meeting of Stockholders April 15, 2013 9:00 AM Pacific Time This proxy is solicited by the Board of Directors The stockholders hereby appoints Punit Dhillon, President and Chief Executive Officer and a director of OncoSec Medical Incorporated, and Dr. Avtar Dhillon, Chairman of the Board and a director of OncoSec Medical Incorporated, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ONCOSEC MEDICAL INCORPORATED that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on April 15, 2013, at the Principal Executive Office, 4690 Executive Drive, Suite 250, San Diego, California 92121, and any adjournment or postponement thereof. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR PROXY IS BEING SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address Change/Comments: Continued and to be signed on reverse side

QuickLinks

ONCOSEC MEDICAL INCORPORATED
PROPOSAL NO. 1 ELECTION OF DIRECTORS
Director Nominees
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3 APPROVE THE AMENDMENT OF THE ONCOSEC MEDICAL INCORPORATED 2011 STOCK INCENTIVE PLAN
PROPOSAL NO. 4 ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
PROPOSAL NO. 5 ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION
CORPORATE GOVERNANCE
Director Compensation Table
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Equity Compensation Plan Information
AUDIT COMMITTEE REPORT
ANNUAL REPORT
STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING
OTHER MATTERS
  Appendix A
AMENDMENT NO. 1 TO THE ONCOSEC MEDICAL INCORPORATED 2011 STOCK INCENTIVE PLAN